[LETTERHEAD OF ADDISON, ROBERTS & LUDWIG, P.C.]



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use of our report dated November 6, 1998, related to the consolidated financial statements of Wavetech International, Inc., for the year ended August 31, 1998, included in or made a part of this Form 10-KSB/A.


                                        /s/ Addison, Roberts & Ludwig, P.C.

                                        Addison, Roberts & Ludwig, P.C.



Tucson, Arizona
February 25, 1999